               Section 240.14a-101  Schedule 14A.
          Information required in proxy statement.
                 Schedule 14A Information
   Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934

                        (Amendment No. 1)

Filed by the Registrant [X]
Filed by a party other than the Registrant [ ]
Check the appropriate box:
[X]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12

                 THE COOPER COMPANIES INC.
 .................................................................
     (Name of Registrant as Specified In Its Charter)


 .................................................................
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11

     (1) Title of each class of securities to which transaction applies:


     ............................................................

     (2) Aggregate number of securities to which transaction applies:


     .......................................................

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


     .......................................................

     (4) Proposed maximum aggregate value of transaction:


     .......................................................

     (5)  Total fee paid:


     .......................................................

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1) Amount Previously Paid:


          .......................................................

          (2) Form, Schedule or Registration Statement No.:


          .......................................................

          (3) Filing Party:


          .......................................................

          (4) Date Filed:


          .......................................................

                                     [Logo]

                                                              February 10, 1999


Dear Stockholder:

         You are invited to join us at the 1999 Annual Meeting of Stockholders of The Cooper Companies, Inc. on Thursday, March 18, 1999, at the New York Marriott East Side, 525 Lexington Avenue, New York, NY beginning at 10:00 a.m.

         At the Annual Meeting the Stockholders will be asked to elect eight directors, approve an increase in the number of authorized shares of common stock to 40,000,000 and ratify the appointment of the Company's auditors for fiscal 1999.

         It is important that your shares be voted whether or not you plan to be present at the meeting. Please complete, sign, date, and return the enclosed form of proxy promptly. If you attend the meeting and wish to vote your shares in person, you may revoke your proxy.

         This booklet includes the notice of the meeting and the Proxy Statement, which contains information about the formal business to be acted upon by the stockholders. The meeting will also feature a report on the operations of your Company, followed by a question and discussion period.


                                     Sincerely,



                                     ALLAN E. RUBENSTEIN, M.D.
                                     Chairman of the Board of Directors

                           THE COOPER COMPANIES, INC.
                      6140 STONERIDGE MALL ROAD, SUITE 590
                              PLEASANTON, CA 94588

                            ------------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            ------------------------


To the Stockholders of
THE COOPER COMPANIES, INC.


         NOTICE IS HEREBY GIVEN that the Annual Meeting of The Cooper Companies, Inc., a Delaware corporation (the "Company"), will be held on March 18, 1999, at the New York Marriott East Side, 525 Lexington Avenue, New York, NY, at 10:00 a.m., for the purpose of considering and acting upon the following:

                  1. The election of a Board of eight directors.

                  2. The amendment of the Amended and Restated Certificate of Incorporation to increase the number of authorized shares of the Company's common stock from 20,000,000 to 40,000,000 shares.

                  3. The ratification of the appointment of KPMG LLP as independent certified public accountants of the Company for the fiscal year ending October 31, 1999.

                  4. The transaction of such other business as may properly come before the meeting or any adjournments or postponements thereof.

         Only stockholders of record at the close of business on February 1, 1999 will be entitled to notice of and to vote at the meeting and any adjournments or postponements thereof.

         Enclosed with this Notice are a Proxy Statement, a proxy card and a return envelope, as well as a copy of the Company's Annual Report for the fiscal year ended October 31, 1998.

         All stockholders are cordially invited to attend the meeting in person. Whether or not you plan to attend, please COMPLETE, SIGN and DATE the enclosed proxy card and MAIL it promptly in the enclosed postage paid envelope.



                                       By Order of the Board of Directors

                                       CAROL R. KAUFMAN
                                       Secretary

Dated: February 1, 1999

                           THE COOPER COMPANIES, INC.
                      6140 STONERIDGE MALL ROAD, SUITE 590
                              PLEASANTON, CA 94588

                                 --------------
                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                                 MARCH 18, 1999
                                 --------------

INFORMATION REGARDING PROXIES

         The accompanying proxy card is solicited by and on behalf of the Board of Directors of The Cooper Companies, Inc. (the "Company") for use at the Annual Meeting of Stockholders to be held on March 18, 1999 at the New York Marriott East Side, 525 Lexington Avenue, New York, NY, at 10:00 a.m., and at any adjournments or postponements thereof. This Proxy Statement and the accompanying proxy card are first being mailed to stockholders on or about February 10, 1999.

         When a proxy card in the form enclosed with this Proxy Statement is returned properly executed, the shares represented will be voted at the Annual Meeting in accordance with the indicated directions. If a proxy card is properly executed but no directions are indicated, the shares will be voted FOR each of the nominees for director as shown on the form of proxy card, FOR an amendment to the Amended and Restated Certificate of Incorporation to increase the authorized shares of common stock and FOR ratification of the appointment of KPMG LLP as independent certified public accountants of the Company. The Board of Directors is not aware of any other business to come before the Annual Meeting. If any other matters should properly come before the Annual Meeting or any adjournments or postponements thereof for which specific authority has not been solicited from the stockholders, then, to the extent permissible by law, the persons voting the proxies will use their discretionary authority to vote in accordance with their best judgment. A stockholder who executes and returns the enclosed proxy card may revoke it at any time prior to its exercise by giving written notice of such revocation to the Secretary of the Company, by executing a subsequently dated proxy card or by voting in person at the Annual Meeting. Attendance at the Annual Meeting by a stockholder who has executed and returned a proxy card does not alone revoke such proxy.

         The Company will pay all costs associated with soliciting proxies. In addition to the solicitation of proxies by mail, officers, directors and other employees of the Company, acting on its behalf, may solicit proxies by telephone, facsimile or personal interview. Also, the Company has retained D.F. King & Co., Inc. to aid in the solicitation of proxies, for which the Company will pay a fee of $10,000 plus reasonable expenses. The Company will, at its expense, request brokers and other custodians, nominees and fiduciaries to forward proxy soliciting material to the beneficial owners of shares held of record by such persons.

OUTSTANDING STOCK AND VOTING RIGHTS


         As of the close of business on February 1, 1999, the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting, there were outstanding 14,918,700 shares of the Company's common stock, $.10 par value per share, each of which is entitled to one vote at the Annual Meeting. Under the Company's By-laws and Delaware law, shares represented by proxies that reflect abstentions or "broker non-votes" (i.e., shares held by a broker or nominee which are represented at the meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Directors will be elected by the favorable vote of a plurality of the shares of common stock present and entitled to vote, in person or by proxy, at the Annual Meeting. Abstentions as to the election of directors will not affect the election of the candidates receiving a plurality of votes. The proposal to approve the increase in the number of authorized shares of common stock requires the affirmative vote of the majority of the outstanding shares of common stock, and the proposal to ratify the appointment of the Company's independent certified public accountants requires the approval of the majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote on such proposal. Abstentions to these proposals will have the same effect as votes against them. Shares represented by proxies that reflect broker non-votes will have the same effect as a vote against the proposal to increase the number of authorized shares of common stock, but be treated as not entitled to vote for purposes of determining approval of the proposal to ratify the appointment of the Company's independent certified public accountants and will not have any effect on the outcome of such proposal.

                       PROPOSAL 1 -- ELECTION OF DIRECTORS

         The Company's By-laws provide for no fewer than six and no more than eleven directors, as determined by the Board of Directors, which has fixed the number of directors to be elected at the 1999 Annual Meeting at eight, each of these directors to serve until the next Annual Meeting of Stockholders and until his successor is duly elected and qualified. The Board of Directors recommends that each of the nominees for director described below be elected to serve as a director of the Company. All nominees have consented to be named and have indicated their intention to serve if elected. The Board of Directors does not expect that any nominee will be unavailable for election or unable to serve. If any nominee is not available for election or able to serve as a director, the accompanying proxy will be voted for the election of such other person, if any, as the Board of Directors may designate.

THE NOMINEES

         Each of the nominees currently serves on the Board of Directors.

         The names of the nominees for election as directors are listed below, together with certain personal information, including the present principal occupation and recent business experience of each nominee.


                                                                                                                             YEAR
                                                                                                                        COMMENCED
                                                                                                                       SERVING AS
                                                                                                                       A DIRECTOR
                                        NAME, PRINCIPAL OCCUPATION                                                         OF THE
                                         AND OTHER DIRECTORSHIPS                                            AGE           COMPANY
                                         -----------------------                                            ---           -------

A. Thomas Bender....................................................................................         60              1994
         Mr. Bender was elected  President and Chief  Executive  Officer of the Company in May 1995.
         He had been serving as the Chief  Operating  Officer of the Company since August 1994,  and as Executive Vice President since March 1994. He served as Acting Chief  Operating  Officer of the Company from March 1994 to August  1994,  and as Senior Vice  President,  Operations
         from October  1992 to February  1994.  He continues to serve as President of  CooperVision,
         Inc.,  the  Company's  contact  lens  subsidiary,  a position  he has held since June 1991.
         Between 1966 and June 1991,  Mr.  Bender held a variety of  positions at Allergan,  Inc. (a manufacturer of eye and skin care  products),  including  Corporate  Senior Vice President, and President and Chief Operating Officer of Herbert Laboratories,  Allergan's  dermatology division.

Michael H. Kalkstein................................................................................         56              1992
         Mr.  Kalkstein  has been a partner  in the law firm of  Graham & James LLP since  September
         1994.  He was a partner in the law firm of  Berliner Cohen  from 1983 through  August 1994.
         He has been a member of the Board of  Trustees  of Opera San Jose  since 1984 and served as its President  from 1992 to 1994.  Mr.  Kalkstein was a member of the Mayor's Task Force on
         Arts 2020 in San Jose,  California  and a member of the  Governor of  California's  Special
         Force to implement the Agricultural Labor Relations Act.

Moses Marx...........................................................................................        63              1995
         Mr. Marx has been the general  partner in United Equities  Company (a securities  brokerage firm)  since  1954  and a  general  partner  in  United  Equities  Commodities  Company  (a commodities  brokerage  firm)  since  1972.  He  is  also  President  of  Momar  Corp.  (an investment  company).  Mr.  Marx is also a  director  of  Cooper  Life  Sciences,  Inc.  He previously  served as a member of the Company's  Board of Directors  from September 1989 to
         September 1991.



                                                                                                                             YEAR
                                                                                                                        COMMENCED
                                                                                                                       SERVING AS
                                                                                                                       A DIRECTOR
                                        NAME, PRINCIPAL OCCUPATION                                                         OF THE
                                         AND OTHER DIRECTORSHIPS                                            AGE           COMPANY
                                         -----------------------                                            ---          -------

Donald Press........................................................................................         65              1993
         Mr. Press has been the  Executive  Vice  President  of Broadway  Management  Co.,  Inc. (an
         owner and manager of commercial  office  buildings) since 1981. Mr. Press, an attorney,  is also a principal in Donald  Press,  P.C. (a law firm)  located in New York City. He is also a director of Components  Specialties,  Inc. (an electronics  company) and Superior Savings of New England (formerly Branford Savings Bank).

Steven Rosenberg....................................................................................         50              1993
         Mr.  Rosenberg has been Acting  Chairman of the Board of Cooper Life  Sciences,  Inc. since
         May  1995,  and Vice  President,  Finance  and  Chief  Financial  Officer  of  Cooper  Life
         Sciences,  Inc since 1990.  From  September  1987 through  April 1990,  Mr.  Rosenberg  was
         President  and  Chief  Executive  Officer  of  Scomel  Industries  Inc.  (an  international marketing  and  consulting  group).  Mr.  Rosenberg  is currently a director of Cooper Life
         Sciences, Inc.

Allan E. Rubenstein, M.D............................................................................         54              1992
         Dr.  Rubenstein  has served as the Chairman of the Board of Directors  since July 1994;  he served as Acting  Chairman of the Board from April 1993 through June 1994.  He is President of WorldCare  Imaging,  Inc. (a medical imaging company providing  radiologic  equipment to hospitals and physicians'  offices).  Dr.  Rubenstein is certified by the American Board of
         Psychiatry and Neurology and by the American Society for  Neuroimaging.  He has been on the faculty of the  Department  of  Neurology  at Mt. Sinai School of Medicine in New York City
         since  1976,  and  currently  is  Associate   Professor  and  Director  of  the  Mt.  Sinai
         Neurofibromatosis  Research and Treatment Center.  Dr. Rubenstein has authored two books on neurofibromatosis and is Medical Director for the National Neurofibromatosis Foundation.

Robert S. Weiss.....................................................................................         52              1996
         Mr. Weiss has served as the  Executive  Vice  President of the Company  since October 1995.
         He has been the  Treasurer  and Chief  Financial  Officer of the Company  since 1989.  From
         October 1992 until October 1995,  he was also a Senior Vice  President;  from March 1984 to
         October  1992 he served as a Vice  President,  and from 1984 through July 1990 he served as
         Corporate Controller.

Stanley Zinberg, M.D................................................................................         64              1997
         Dr. Zinberg,  an  obstetrician-gynecologist,  is Vice President for Practice Activities for the American College of  Obstetricians  and  Gynecologists.  From 1981 until 1993 he served as  Chief,  Obstetrics  and  Gynecology  of New York  Downtown  Hospital,  where  from 1990 through  1992 he also served as  President  of the Medical  Staff and a member of the Board of Trustees. He is certified by the American Board of Obstetrics and Gynecology.


         There are no family relationships among any of the Company's current directors or executive officers or the Board's proposed nominees.

BOARD COMMITTEES, MEETINGS AND COMPENSATION

         There are four active Board Committees:

                  (i) The Audit and Finance Committee advises and makes recommendations to the Board of Directors concerning (a) the appointment of independent certified public accountants for the Company, (b) the activities of the independent certified public accountants and (c) the financial, investment and accounting procedures and practices followed by the Company. The members are Messrs. Rosenberg and Kalkstein and Dr. Zinberg.

                  (ii) The Compensation/Long Term Incentive Plan Committee advises and makes recommendations to the Board of Directors regarding the compensation of directors, officers and senior management, the granting of awards under the Company's 1998 Long Term Incentive Plan (the "LTIP") and the Company's other incentive plans. The members are Messrs. Kalkstein and Press and Dr. Rubenstein.

                  (iii) The Management Committee consults with and oversees the activities of the Chief Executive Officer. In addition, the members of the Committee meet with key operating personnel at quarterly Operations Meetings. The members are Dr. Rubenstein and Mr. Press.

                  (iv) The Nominating Committee selects individuals to be nominated for election to the Company's Board of Directors. The members are Drs. Rubenstein and Zinberg and Messrs. Marx and Bender. The Nominating Committee will consider suggestions from stockholders for nominees for election as directors at the 2000 Annual Meeting provided that such recommendations are made in accordance with the procedure described below under "Stockholder Nominations and Proposals."

         During the fiscal year ended October 31, 1998, the Board met fourteen times, the Audit and Finance Committee met twice, and the Compensation/Long Term Incentive Plan Committee met ten times and acted three times by unanimous written consent. Members of the Management Committee met with members of senior management four times.

         For a description of compensation paid to directors, see "Executive Compensation -- Compensation of Directors."

EXECUTIVE OFFICERS OF THE COMPANY

         Set forth below is information regarding the current executive officers of the Company who are not also directors:



                  NAME                            AGE           OFFICE
                  ----                            ---           ------


         B. Norris Battin.............             62           Vice President of Investor Relations and Communications
         Gregory A. Fryling...........             44           Vice President of Business Development
         Carol R. Kaufman............              49           Vice President of Legal Affairs, Secretary and Chief
                                                                  Administrative Officer
         Nicholas J. Pichotta..........            54           President and Chief Executive Officer of CooperSurgical, Inc.
         Stephen C. Whiteford........              58           Vice President and Corporate Controller



         Mr. Battin is Vice President of Investor Relations and Communications. Prior to joining the Company, Mr. Battin was Principal Associate of Battin Associates, a healthcare marketing, advertising and public relations consultancy whose client list included the Company. From 1968 to 1991 Mr. Battin held numerous marketing, advertising, public relations and public affairs positions at Allergan, Inc., a multinational manufacturer of eye and skin care products, including Senior Vice President, Public Affairs and Communication.

         Mr. Fryling has been Vice President, Business Development since January 1993. He served as an officer of various subsidiaries of the Company, including Vice President and Controller of The Cooper Healthcare Group from January 1990 through December 1992.

         Ms. Kaufman has been Vice President and Chief Administrative Officer since October 1995 and was elected Vice President of Legal Affairs in March 1996. From January 1989 through September 1995, she served as Vice President, Secretary, and Chief Administrative Officer of Cooper Development Company, a healthcare and consumer products company that was a former affiliate of the Company.

         Mr. Pichotta has been President and Chief Executive Officer of CooperSurgical, Inc., the Company's women's health care business, since September 1992. He served as Vice President of the Company from December 1992 to May 1993, as Vice President, Corporate Development-Healthcare from December 1991 to December 1992 and as President of CooperVision, Inc. from November 1990 to June 1991.

         Mr. Whiteford has been Vice President and Corporate Controller since July 1992. He served as Assistant Corporate Controller from March 1988 to July 1992 and held a variety of financial positions at the Company and at Cooper Laboratories, Inc. (the Company's former parent) and its subsidiaries since 1975.

         There is no family relationship between any of the above-named officers or between any such officer and any director of the Company.

SECTION 16(a) COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's executive officers (as defined), directors and persons owning more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership of all equity and derivative securities of the Company with the Securities and Exchange Commission ("SEC"), the New York Stock Exchange, Inc. and the Pacific Exchange, Inc. SEC regulations also require that a copy of all such Section 16(a) forms filed be furnished to the Company by its officers, directors and greater than ten-percent stockholders.

         Based solely on a review of the copies of such forms and amendments thereto received by the Company, or on written representations from the Company's officers and directors that no Forms 5 were required to be filed, the Company believes that during fiscal 1998 all Section 16(a) filing requirements applicable to its officers, directors and beneficial owners of more than ten percent of any class of its equity securities were met.

SECURITIES HELD BY MANAGEMENT

         The following table sets forth information regarding ownership of the Company's common stock by each of its current directors, the individuals named in the Summary Compensation Table and by all of the current directors and executive officers as a group.



                                                                                        COMMON STOCK
                                                                                 BENEFICIALLY OWNED AS OF
                                                                                      JANUARY 11, 1999
                                                                                      ----------------
                                                                                  Number        Percentage
                  Name of Beneficial Owner                                     of Shares         of Shares
                  ------------------------                                     ---------         ---------
         A. Thomas Bender ........................................             156,747(1)          1.0
         Michael H. Kalkstein ....................................              21,565(2)            *
         Carol R. Kaufman ........................................              38,833(3)            *
         Moses Marx ..............................................             139,269(2)            *
         Nicholas J. Pichotta ....................................              28,900(4)            *
         Donald Press ............................................              24,765(2)            *
         Steven Rosenberg ........................................              17,232(2)            *
         Allan E. Rubenstein, M.D ................................              14,822(5)            *
         Mark R. Russell .........................................              36,257(6)            *
         Robert S. Weiss .........................................             132,999(7)            *
         Stanley Zinberg, M.D ....................................               7,996(8)            *
         All current directors and executive officers as a group
          (13 persons) ...........................................             692,547            4.4%

----------
* Less than 1%.


(1) Includes 143,167 shares which could be acquired upon the exercise of presently exercisable stock options.


(2) Includes 319 restricted shares which each of Messrs. Kalkstein, Marx, Press and Rosenberg were granted in November 1998 pursuant to the 1996 Long Term Incentive Plan for Non-Employee Directors (the "1996 LTIP"). Each director has sole voting power with respect to those 319 shares; however, disposition is restricted pursuant to the terms of the 1996 LTIP. Also includes 13,333 shares which each of them could acquire upon the exercise of presently exercisable stock options.

(3) Includes 22,000 shares which Ms. Kaufman could acquire upon the exercise of presently exercisable stock options.

(4) Includes 18,200 shares which Mr. Pichotta could acquire upon the exercise of presently exercisable stock options.

(5) Includes 399 restricted shares granted to Dr. Rubenstein in November 1998 pursuant to the terms of the 1996 LTIP. Dr. Rubenstein has sole voting power with respect to those 399 shares; however, disposition is restricted pursuant to the terms of the 1996 LTIP. Also includes 10,417 shares which Dr. Rubenstein could acquire upon the exercise of presently exercisable stock options.


(6) Includes 24,000 shares which Mr. Russell could acquire upon the exercise of presently exercisable stock options. Mr. Russell's employment terminated on December 31, 1998.

(7) Includes 2,554 shares held on account for Mr. Weiss under the Company's 401(k) Savings Plan and 82,334 shares which he could acquire upon the exercise of presently exercisable stock options.


(8) Includes 319 restricted shares granted to Dr. Zinberg pursuant to the terms of the 1996 LTIP. Dr. Zinberg has sole voting power with respect to those 319 shares; however, disposition is restricted pursuant to the terms of the 1996 LTIP. Also includes 7,222 shares which Dr. Zinberg could acquire upon the exercise of presently exercisable stock options.

PRINCIPAL SECURITYHOLDERS

         The following table sets forth information regarding ownership of outstanding shares of the Company's common stock by those individuals or groups who have advised the Company that they own more than five percent (5%) of such outstanding shares.



                                                                                   COMMON STOCK
                                                                              BENEFICIALLY OWNED AS OF
                                                                                  DECEMBER 31, 1998
                                                                              -------------------------
                                                                                NUMBER          PERCENTAGE
                  NAME OF BENEFICIAL OWNER                                   OF SHARES           OF SHARES
                  ------------------------                                   ---------           ---------

         Montgomery Asset Management, LLC ........................        717,980(1)               5.48%
          101 California Street
          San Francisco, CA 94111

         FMR Corporation .........................................        738,600(2)               5.01%
          62 Devonshire Street
          Boston, MA 02109


         Thomson Horstmann & Bryant, Inc...........................       932,950(3)               6.32%
          Park 80 West, Plaza Two
          Saddle Brook, NJ 07663


--------------

(1)      Reported as of December 31, 1997 in its Schedule 13G dated January 30,
         1998.

(2) Reported as of December 31, 1997 in Amendment No. 2 to its Schedule 13G dated January 10, 1998.


(3)      Reported as of December 31, 1998 in its Schedule 13G dated January 21,
         1999.

EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

         The table below shows compensation paid in or with respect to each of the last three fiscal years to the individual who served as the Company's Chief Executive Officer for fiscal 1998, and to each of the persons who were, for the fiscal year ended October 31, 1998, the four other most highly compensated executive officers of the Company or its subsidiaries.




                                                         ANNUAL COMPENSATION    LONG TERM COMPENSATION
                                                         -------------------    ----------------------
                                                                                         AWARDS              PAYOUTS
                                                                                         ------              -------
                                                                                 RESTRICTED  SECURITIES
  NAME AND PRINCIPAL                                            OTHER ANNUAL       STOCK     UNDERLYING         LTIP       ALL OTHER
       POSITION                  YEAR        SALARY       BONUS COMPENSATION       AWARDS   OPTIONS/SARs      PAYOUTS   COMPENSATION
       --------                  ----        ------       ----- ------------       ------   ------------      -------   ------------
A. Thomas Bender ....            1998     $ 367,000   $ 146,800          -0-          -0-       233,000          -0-     $ 2,250(1)
 President and Chief             1997     $ 333,700   $ 270,297          -0-          -0-        32,611     $ 60,966     $ 2,250(1)
 Executive Officer               1996     $ 317,810   $ 230,412          -0-     $ 26,608       199,111     $ 64,763     $ 1,800(1)

Carol R. Kaufman ....            1998     $ 178,000   $  56,960          -0-          -0-        16,000          -0-    $    845(2)
 Vice President of Legal         1997     $ 168,000   $ 108,864          -0-          -0-        14,000          -0-    $    716(4)
 Affairs, Secretary and Chief    1996     $ 160,000   $  92,800          -0-          -0-         8,000          -0-    $    587(5)
 Administrative Officer

Nicholas J. Pichotta ...         1998     $ 210,000   $  16,800          -0-          -0-        10,000          -0-     $ 1,322(2)
 President and CEO of            1997     $ 200,000   $ 111,200          -0-          -0-        15,000    $  60,966     $ 1,174(4)
 CooperSurgical, Inc.            1996     $ 190,000   $  98,800          -0-    $  26,608        10,000    $  64,763     $ 1,016(5)

Mark R. Russell ....             1998     $ 268,750         -0-          -0-          -0-           -0-          -0-    $  1,966(2)
 President and CEO of            1997     $ 262,500   $ 180,989          -0-          -0-        14,000    $  60,966    $  1,866(4)
 Hospital Group of               1996     $ 250,000   $ 176,400          -0-    $  26,608        10,000    $  64,763 $ 49,842(3)(5)
 America, Inc.

Robert S. Weiss ....             1998     $ 258,200  $   92,952          -0-          -0-       163,000          -0-    $  1,599(2)
 Executive Vice                  1997     $ 239,100   $ 154,937          -0-          -0-        19,000          -0-    $  1,408(4)
 President, Treasurer            1996     $ 227,700   $ 132,066          -0-    $  79,853       127,000          -0-    $  1,235(5)
 and CFO

--------------

(1) Consists of income associated with life insurance coverage.

(2) Consists of a $400 contribution by the Company to a 401(k) account and income associated with life insurance coverage.

(3) Includes $48,076 paid for accrued vacation.

(4) Consists of a $300 contribution by the Company to a 401(k) account and income associated with life insurance coverage.

(5) Consists of a $200 contribution by the Company to a 401(k) account and income associated with life insurance coverage.

               OPTION GRANTS IN FISCAL YEAR ENDED OCTOBER 31, 1998


                                                                                                  POTENTIAL REALIZABLE VALUE
                                            PERCENT OF                                              AT ASSUMED ANNUAL RATES
                                         TOTAL OPTIONS                                            OF STOCK PRICE APPRECIATION
                                           GRANTED TO                                                  FOR OPTION TERM (4)
                                OPTIONS   EMPLOYEES IN  EXERCISE PRICE    EXPIRATION              ---------------------------
       NAME                     GRANTED    FISCAL YEAR      PER SHARE           DATE                  5%($)              10%($)
       ----                     -------    -----------      ---------      ---------                  -----              ------
A. Thomas Bender..........    33,000(1)           4.3%       $  23.44       10/26/08              $ 506,486         $ 1,264,675
                              60,000(2)           7.7%       $  36.00        9/24/08                    -0-        $    728,781
                              50,000(2)           6.5%       $  43.20        9/24/08                    -0-        $    247,317
                              50,000(2)           6.5%       $  51.84        9/24/08                    -0-                 -0-
                              40,000(2)           5.2%       $  62.21        9/24/08                    -0-                 -0-
Carol R. Kaufman..........    16,000(1)           2.1%       $  23.44       10/26/08              $ 245,569        $    613,176
Nicholas J. Pichotta......    10,000(1)           1.3%       $  23.44       10/26/08              $ 153,481        $    383,235
Mark R. Russell...........          -0-           -0-%       $    N/A            N/A                    -0-                 -0-
Robert S. Weiss...........    23,000(1)           3.0%       $  23.44       10/26/08              $ 353,005        $    881,440
                              42,000(3)           5.4%       $  36.00        9/24/08                    -0-        $    510,146
                              35,000(3)           4.5%       $  43.20        9/24/08                    -0-        $    173,122
                              35,000(3)           4.5%       $  51.84        9/24/08                    -0-                 -0-
                              28,000(3)           3.6%       $  62.21        9/24/08                    -0-                 -0-
All Stockholders as a
   Group...................         N/A            N/A            N/A            N/A       $ 191,124,852(5)     $484,347,899(5)


(1) The option will become exercisable when the average of the closing prices of a share of the Company's common stock on the NYSE during 30 consecutive calendar days following the date of grant equals $28.13.

(2) For Mr. Bender's 200,000 share options to become potentially exercisable (to "vest"), the Company's common stock must reach the level specified as the "Exercise Price" prior to or on the specified option deadline date (the "Option Deadline Date") and, for the 30 calendar day period commencing on that date the average Fair Market Value of a share must equal or exceed the option's Exercise Price. The first day of any 30 day period is considered the Target Achievement Date for that particular group of options. Options with respect to 60,000 shares have an exercise price of $36.00 and an Option Deadline Date of December 31, 2000. Options with respect to 50,000 shares have an exercise price of $43.20 and an Option Deadline Date of December 31, 2001. Options with respect to 50,000 shares have an exercise price of $51.84 and an Option Deadline Date of December 31, 2002. Options with respect to 40,000 shares have an exercise price of $62.21 and an Option Deadline Date of December 31, 2003. All shares included in this option which have vested shall become exercisable on the earlier of (a) the Exercise Dates as defined below or (b) the first day after the Target Achievement Date as of which Mr. Bender's employment has been terminated by the Company "without cause," by Mr. Bender for "good reason" (as each of such terms is defined in Mr. Bender's employment agreement), or by reason of Mr. Bender's retirement, death or disability. No option shall be exercisable after September 24, 2008. The Exercise Dates are defined as follows: a) with respect to the first two tranches of this option, one-third shall become exercisable upon achievement, and each remaining third shall become exercisable on the first and second anniversaries of the respective Option Deadline Dates; and b) with respect to the second two tranches, one-half shall become exercisable upon achievement and the remaining half shall become exercisable one year thereafter.

(3) For Mr. Weiss' 140,000 share options to become potentially exercisable (to "vest"), the Company's common stock must reach the level specified as the "Exercise Price" prior to or on the specified option deadline date (the "Option Deadline Date") and, for the 30 calendar day period commencing on that date the average Fair Market Value of a share must equal or exceed the option's Exercise Price. The first day of any 30 day period is considered the Target Achievement Date for that particular group of options. Options with respect to 42,000 shares have an exercise price of $36.00 and an Option Deadline Date of December 31, 2000. Options with respect to 35,000 shares have an exercise price of $43.20 and an Option Deadline Date of December 31, 2001. Options with respect to 35,000 shares have an exercise price of $51.84 and an Option Deadline Date of December 31, 2002. Options with respect to 28,000 shares have an exercise price of $62.21 and an Option Deadline Date of December 31, 2003. All shares included in this option which have vested shall become exercisable on the earlier of (a) the Exercise Dates as defined below or (b) the first day after the Target Achievement Date as of which Mr. Weiss' employment has been terminated by the Company "without cause," by Mr. Weiss for "good reason" (as each of such terms is defined in Mr. Weiss' employment agreement), or by reason of Mr. Weiss' retirement, death or disability. No option shall be exercisable after September 24, 2008. The Exercise Dates are defined as follows: a) with respect to the first two tranches of this option, one-third shall become exercisable upon achievement, and each remaining third shall become exercisable on the first and second anniversaries of the respective Option Deadline Dates; and b) with respect to the second two tranches, one-half shall become exercisable upon achievement and the remaining half shall become exercisable one year thereafter.

(4) The dollar amounts under these columns are the results of calculations at the 5% and 10% annual appreciation rates set by the SEC for illustrative purposes and are not intended to forecast future financial performance or possible future appreciation, if any, in the price of the Company's common stock. Stockholders are, therefore, cautioned against drawing any conclusions from the appreciation data shown, aside from the fact that optionees will only realize value from option grants if the price of the Company's common stock appreciates, which would benefit all stockholders commensurately.


(5) Assumes a base market capitalization of $303,906,002, computed on the basis of the number of shares outstanding and the average of the high and the low trading price of the Company's common stock on December 31, 1998.


                 AGGREGATE OPTION EXERCISES IN FISCAL YEAR ENDED
               OCTOBER 31, 1998 AND FISCAL YEAR-END OPTION VALUES


                                                                                   NUMBER OF SECURITIES     VALUE OF UNEXERCISED
                                                                                  UNDERLYING UNEXERCISED    IN-THE-MONEY OPTIONS AT
                           SHARES ACQUIRED                     VALUE           OPTIONS AT FISCAL YEAR END       FISCAL YEAR END
       NAME                    ON EXERCISE                   REALIZED           EXERCISABLE/UNEXERCISABLE EXERCISABLE/UNEXERCISABLE
       ----                    -----------                   --------           ------------------------- -------------------------
A. Thomas Bender.........          20,000                   $957,000                   113,167/401,000       $1,266,471/$431,190
Carol R. Kaufman.........          10,000                   $279,400                    22,000/16,000           $73,040/$3,040
Nicholas J. Pichotta.....          11,800                   $336,512                    18,200/10,000           $29,216/$1,900
Mark R. Russell..........           7,280                   $243,589                      24,000/-0-             $91,300/$-0-
Robert S. Weiss..........             -0-                        -0-                   62,334/275,000          $600,877/$287,650

RETIREMENT INCOME PLAN

       The Company's Retirement Income Plan was adopted in December 1983. All employees of the Company and certain of its subsidiaries who work at least 1,000 hours per year are covered by the plan. For services performed after December 31, 1988, members are entitled to an annual retirement benefit equal to .6% of base annual compensation up to $10,000 and 1.2% of base annual compensation which exceeds $10,000 but is not in excess of the applicable annual maximum compensation permitted to be taken into account under Internal Revenue Service guidelines for each year of service. For service prior to January 1, 1989, members are entitled to an annual retirement benefit equal to .75% of base annual compensation up to the Social Security Wage Base in effect that year and 1.5% of base annual compensation in excess of the Social Security Wage Base for each year of service.


       The estimated annual benefits payable under this plan upon retirement (at the normal retirement age of 65) for Messrs. Bender, Pichotta, Weiss and Ms. Kaufman are approximately $22,000, $38,000, $55,000, and $35,000, respectively.


CONTRACTS


       The Company is a party to employment agreements with Nicholas J. Pichotta and Robert S. Weiss. CooperVision, Inc., one of the Company's subsidiaries, is a party to an agreement with A. Thomas Bender. Each agreement provides that employment shall continue until terminated. Compensation paid under these agreements and awards under the Company's LTIP are set forth in the foregoing tables. With respect to such agreements, if (i) the Company or relevant subsidiary terminates the employee without Cause or (ii) the employee terminates his employment for Good Reason or following a Change in Control (as each term is defined in the relevant agreement), the Company or the relevant subsidiary will pay Mr. Bender 200% and Mr. Weiss 150% of his annual base salary (such percentage to be reduced to 100% for Mr. Weiss if the termination arises out of a Change in Control) and will pay Mr. Pichotta 100% of his annual base salary (except that in certain circumstances following a Change in Control such payment could increase to 150% of his annual base salary). In addition, Messrs. Bender, Pichotta and Weiss would continue to participate in the Company's or the relevant subsidiary's various insurance plans for a period of up to 24 months, 24 months and 18 months, respectively, and to receive a pro-rata share of any amounts that would have been payable to him under the Company's Incentive Payment Plan (or any comparable plan then in effect) based on the number of months he served during the fiscal year in which the termination occurs. Each of those individuals would also become fully vested in all benefits due under the Retirement Income Plan.

COMPENSATION OF DIRECTORS

       Employees of the Company who are also directors receive no additional compensation. Each director who is not also an employee of the Company (a "Non-Employee Director") receives a stipend of $22,500 per annum, unless such director is Chairman of the Board, in which case the stipend is $28,125 per annum. Each Non-Employee Director serving as a chairman of a committee of the Board receives an additional stipend of $1,000 per annum. Each Non-Employee Director receives meeting fees ranging from $125 to $1,000 per meeting, depending on duration, and up to $1,000 per day for other days substantially spent on affairs of the Company.

       In addition, each November the Non-Employee Directors of the Company receive restricted stock having a fair market value (determined according to a formula contained in the 1996 LTIP) of $7,500 ($9,375 in the case of a Non-Employee Chairman of the Board) and an option to purchase shares of stock, with an exercise price equal to 100% of the fair market value of the common stock of the Company on the date of grant. The options granted in November 1998 entitled each Non-Employee Director to purchase up to 5,000 shares of the Company's common stock (6,250 shares in the case of the Non-Employee Chairman of the Board). Restrictions will generally not be removed from the restricted stock until its fair market value appreciates 20% from the date of grant or five years have passed; the options generally will not become exercisable until the fair market value of the common stock appreciates 20% from the date of grant or five years have elapsed from the date of grant.

                      REPORT OF THE COMPENSATION COMMITTEE

       In accordance with the rules and regulations of the SEC, the following report of the Compensation/Long Term Incentive Plan Committee (the "Committee") and the performance graph appearing immediately thereafter shall not be deemed to be "soliciting material" or to be "filed" with the SEC or subject to Regulations 14A or 14C of the Exchange Act, or to the liabilities of Section 18 of the Exchange Act and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, notwithstanding any general incorporation by reference of this Proxy Statement into any other filed document.

SCOPE OF THE COMMITTEE; MEMBERS

         The Committee is composed of three non-employee directors: Dr. Rubenstein and Messrs. Kalkstein and Press.

       The charter of the Committee provides that the Committee will review and approve all aspects of the compensation paid to the Company's Chief Executive Officer and the four other most highly paid executive officers, all salaries and salary increases for executives whose annual base salary is $200,000 or greater and all agreements providing for the payment of benefits following a change in control of the Company or severance following a termination of employment. The charter also calls for the Committee to review and approve the terms of each incentive compensation and bonus program in effect and the aggregate amounts which can be awarded thereunder each year. The members of the Committee also administer the Company's LTIP.

EXECUTIVE COMPENSATION FOR FISCAL 1998

       The Committee's philosophy regarding compensation of executive officers recognizes the need to honor existing employment agreements and the belief that executives should be compensated at competitive levels that are sufficient to attract and retain highly talented employees. Inherent in the compensation philosophy is the emphasis on performance-based compensation.

       In keeping with the goal of enhancing the Company's profitability and continuing to build stockholder value, the Company's long-term compensation programs are designed to reward growth in stockholder value, as well as to reward long-term service to the Company. The value of awards under such plans is primarily dependent upon increases in the price of the Company's common stock over a period of up to ten years. Generally, the plans require employees to remain employed by the Company throughout the period in order to receive their awards.


       The level of annual compensation for individual executive officers is based upon a number of factors. The Committee took into account a combination of the individual executive officer's performance and the performance of the Company and the individual business for which such person was responsible, the scope of such person's responsibility, and the current compensation package in place for that officer. The Committee also considers other published compensation data covering the healthcare industry, and industry in general, to assess whether the salary ranges in place for its executive officers are competitive. Increases in an executive's annual base salary are dependent on such person's performance, company-wide or a particular subsidiary's financial results and on general levels of wage and price inflation.


       In making awards under the 1998 Incentive Payment Plan (the "IPP"), primary consideration was given to the performance of the Company or the subsidiary for which the executive officer worked. Participation levels under the Company's 1998 IPP were set at percentages of base salaries previously assigned to designated positions within the corporate structure, modified to reflect the recommendations of the Company's Chief Executive Officer. IPP awards are paid with respect to each fiscal year when the operating businesses, or the parent Company, as a consolidated entity (depending upon the executive's employer) meet specified performance targets. In fiscal 1998 performance targets for executives employed by an operating subsidiary were tied to the attainment by that business of specified levels of net revenue, operating income and cash flow. For executives employed by the parent Company, performance targets were tied to the attainment of certain levels of consolidated net revenue, net income and cash flow. In addition, a portion of each individual's award was granted on a discretionary basis by his or her division head or the Chief Executive Officer, or in the case of the five most highly paid executive officers, by the Committee, following an assessment of each individual's performance.

       Long term incentive rewards are made under the Company's LTIP, based on recommendations submitted to the Committee by the Company's Chief Executive Officer. In fiscal 1998, awards consisted of grants of stock options having exercise prices equal to 100% of the fair market value of the Company's common stock on the date of grant. The future value of these options is directly linked to increases in the price of the Company's common stock, thereby linking long-term compensation to increased stockholder value and continuing service to the Company.

       In keeping with the Committee's philosophy of linking executive rewards to the continued enhancement of stockholder value and the desire to ensure the retention of key senior executives, during 1998 the Committee approved a special grant of performance-based stock options to Messrs. Bender and Weiss. This grant was issued in recognition of their significant contributions to the profitability and financial health of the Company and to reinforce management's focus on the long-term success of the organization. This special grant was designed to reward successful efforts by these two key executives in achieving exceptional profitability for the Company as reflected in increased share value and to provide rewards to these executives only to the extent they are successful in achieving a significant increase in the market value of the Company within narrowly defined time periods and the rewards are further conditioned on continued employment. The grant is similar to a special grant made in 1996, when the Committee worked with a nationally recognized compensation and benefits consulting firm to ensure the design would effectively link superior rewards with extraordinary performance. The exercise price for the 1998 special options was set at a significant premium above the market value of the Company's common stock at date of grant, which was $18.56, ensuring no gain would be provided to these executives unless and until the stock price increased above the stipulated hurdles. These options were granted in four tranches, each of which will be triggered only if the targeted price is attained within the allotted time frame. Once the targeted stock price is reached, the average trading price must equal or exceed the target price for a period of 30 consecutive calendar days thereafter and portions of the corresponding options become exercisable in varying amounts over a period of up to five years, subject to certain restrictions on each recipient's continued employment. The Committee believes this unique grant served to further align the interests of the Company's senior management with the interests of stockholders and reflects the Company's emphasis on continued financial success.


CEO COMPENSATION FOR FISCAL 1998

         Mr. Bender's $367,000 base salary represents his salary for serving as the Company's President and CEO and for serving as the President of CooperVision.


       Mr. Bender's 1998 bonus consisted of $146,800 paid under the IPP. Mr. Bender was eligible to participate in the IPP at a level equal to 50% of the $367,000 salary paid to him in fiscal 1998, with such level subject to increase or decrease depending on achievement of certain specified financial targets. The determination of Mr. Bender's actual IPP payment depended upon both the Company's ability to meet targeted net revenue, income and cash flow levels and on the Committee's discretion. Based solely on the Company's financial performance, Mr. Bender was entitled to receive a bonus of $66,060. An additional $80,740 was awarded to Mr. Bender by the Committee under the discretionary component of the IPP based on its belief that Mr. Bender's performance in fiscal 1998 contributed to the overall growth and improvement in each of the Company's operations.


TAX CONSIDERATIONS

       The Committee has not yet adopted a policy with respect to qualification of executive compensation in excess of $1 million per individual for deduction under Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder and does not anticipate that the compensation of any executive officer during 1999 will exceed the limits for deductibility. In structuring the Company's compensation programs and determining a policy for future periods, the Committee would expect to consider all relevant factors, including the Company's strategic goals, taking into consideration competitive practice and market conditions, the Company's tax position and the materiality of the amounts likely to be involved.

             THE COMPENSATION AND LONG TERM INCENTIVE PLAN COMMITTEE
                              MICHAEL H. KALKSTEIN
                                  DONALD PRESS
                            ALLAN E. RUBENSTEIN, M.D.

                                PERFORMANCE GRAPH

       The following graph compares the cumulative total return on the Company's common stock with the cumulative total return of the Standard & Poor's SmallCap 600 Stock Index (which includes the Company) and the Standard & Poor's Medical Products & Supplies Index for the five-year period ended October 31, 1998. The graph assumes that the value of the investment in the Company and in each index was $100 on October 31, 1993 and assumes that all dividends were reinvested.


                     COMPARISON OF 5-YEAR CUMULATIVE RETURN









                                     [GRAPH]









                                     THE COOPER                     S&P                         S&P
                                  COMPANIES, INC.               SMALLCAP 600                 HEALTH CARE
                                 ------------------           ------------------          ------------------

       10/31/93                         100                        100                         100
       10/31/94                         382                         97                         113
       10/31/95                         285                        117                         190
       10/31/96                         697                        141                         226
       10/31/97                       1,733                        186                         264
       10/31/98                       1,152                        172                         369

PROPOSAL 2 -- PROPOSAL TO AMEND THE AMENDED AND RESTATED CERTIFICATE OF
              INCORPORATION TO INCREASE IN THE NUMBER OF AUTHORIZED SHARES

GENERAL

The Board recommends that the stockholders approve an amendment to Article
IV(a) of the Amended and Restated Certificate of Incorporation, which authorizes an increase from 20,000,000 to 40,000,000 in the number of shares of common stock that the Company may issue.

PURPOSE


      The Board of Directors believes that it is in the best interests of the Company and its stockholders to have additional common stock authorized which would be available for issuance for general corporate purposes, including raising capital to support business expansion, stock splits, stock dividends, acquisitions or other developments which might make its issuance desirable. For example, the Company believes that stock splits or stock dividends broaden the market for, and the liquidity of, the Company's common stock. In addition, the Company issued 2,300,000 shares of common stock in July, 1997 in a registered public offering to provide capital for future expansion and to reduce indebtedness. If authorization of any increase in the common stock is postponed until a specific need arises, the delay and expense incident to obtaining approval of the stockholders at that time could impair the Company's ability to meet its objectives. The Company does not now have any agreement, understanding, arrangement or commitment which would result in the issuance of any of the additional shares to be authorized (other than pursuant to stock options) and no assurance can be given at this time that additional shares will, or as to the circumstances under which such shares might, in fact be issued. No further action or authorization by the stockholders would be necessary prior to the issuance of the additional shares unless applicable laws or regulations or the rules of any stock exchange on which the Company's securities may then be listed require such approval. As of December 31, 1998 there were 14,913,957 shares of common stock issued and outstanding, 2,234,743 reserved for issuance pursuant to the Company's stock option plans, and 83,333 reserved for issuance pursuant to a warrant, leaving 2,766,292 authorized shares available for issuance, including 486,000 treasury shares.


      The holders of any of the additional shares of common stock issued in the future would have the same rights and privileges as the holders of the shares of common stock currently authorized and outstanding. Those rights do not include preemptive rights with respect to the future issuance of any additional shares.

      As stated above, the Company has no immediate plans, arrangements, commitments, or understandings with respect to the issuance of any additional shares of common stock which would be authorized by the proposed amendment. However, the increased authorized shares could be used to make a takeover attempt more difficult by using the shares to make a counter-offer for the shares of a bidder or by selling shares to dilute the voting power of the bidder. As of this date, the Board is unaware of any effort to accumulate the Company's shares or to obtain control of the Company by means of a merger, tender offer, solicitation in opposition to management or otherwise.

TEXT OF AMENDMENT

      The amendment authorizing the increase in the authorized shares of common stock will amend Article IV(a) of the Company's Amended and Restated Certificate of Incorporation. If the amendment is approved, Article IV(a) will read in its entirety as follows:

                (a) Number of Shares. The total number of shares of all classes of stock which the Corporation shall have authority to issue is 41,000,000 consisting of (i) 40,000,000 shares of common stock ("common stock"), each share having a par value of $.10, and (ii) 1,000,000 shares of Preferred Stock ("Preferred Stock"), each share having a par value of $.10.

VOTE REQUIRED

         Approval of this amendment (Proposal 2 on the proxy card) requires the affirmative vote of the majority of the outstanding shares of common stock.

      The Board of Directors unanimously recommends a vote FOR amending the Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock.

              PROPOSAL 3 -- RATIFICATION OF APPOINTMENT OF AUDITORS

     The Board of Directors has appointed the firm of KPMG LLP, independent certified public accountants, to audit and opine upon the consolidated financial statements of the Company for the fiscal year ending October 31, 1999, such appointment to continue at the pleasure of the Board of Directors and to be subject to ratification by the stockholders. KPMG LLP has served as auditors of the Company since the Company's incorporation in 1980. The stockholders are asked to ratify such appointment.

      The Board of Directors expects that one or more representatives of KPMG LLP will be present at the Annual Meeting and will be provided an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

                                  OTHER MATTERS

      The Board of Directors of the Company knows of no other matters to be presented at the Annual Meeting, but if any such matters properly come before the Annual Meeting, it is intended that the persons holding the accompanying proxy will vote in accordance with their best judgment.

                                 RECOMMENDATIONS

     The Board of Directors of the Company recommends that the stockholders vote FOR the election of the nominees for director named in this Proxy Statement, FOR approval of the Amendment to the Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock, and FOR ratification of the appointment of KPMG LLP as independent certified public accountants of the Company for fiscal 1999.

      When a proxy in the form enclosed with this Proxy Statement is returned properly executed, the shares will be voted as indicated or, if no directions are indicated, the shares will be voted in accordance with the recommendations of the Board of Directors.

                      STOCKHOLDER NOMINATIONS AND PROPOSALS

    All proposals of stockholders of the Company (other than for the election of directors) intended to be presented at the 2000 annual meeting of stockholders must be received by the Company no later than 60 days prior to the meeting date unless the Company gives less than 75 days notice of the meeting date, in which case they must be received by the Company no later than 15 days following the date on which the 2000 annual meeting of stockholders is noticed in order to be included in the Company's Proxy Statement and form of proxy relating to that meeting.


      The Nominating Committee or, if none exists, the Board of Directors will consider suggestions from stockholders for nominees for election as directors at the 2000 annual meeting of stockholders. For a stockholder to nominate any person for election as a director at the 2000 annual meeting of stockholders, the person making such nomination must be a stockholder entitled to vote and such nomination must be made pursuant to timely notice in writing to the Secretary of the Company. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Company not less than 60 days or more than 90 days prior to the 2000 annual meeting of stockholders; provided, however, that in the event that less than 75 days notice or prior public disclosure of the date of such meeting is given or made to stockholders, notice by the stockholder to be timely must be received not later than the close of business on the 15th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs. Such stockholder's notice to the Secretary shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (i) the name, age, business or residential address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of capital stock of the Company which are beneficially owned by the person and (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A under the Exchange Act; and (b) as to the stockholder giving notice, (i) the record name and record address of the stockholder and (ii) the class and number of shares of capital stock of the Company which are beneficially owned by the stockholder. The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as a director of the Company. No person nominated by a stockholder shall be eligible for election as a director of the Company unless nominated in accordance with the above procedures.


                                          By Order of the Board of Directors

                                          ALLAN E. RUBENSTEIN, M.D.
                                          Chairman of the Board of Directors

[Logo]



------------------------



NOTICE OF
ANNUAL MEETING
OF STOCKHOLDERS
AND
PROXY STATEMENT



------------------------


MEETING DATE


MARCH 18, 1999

                                                                   APPENDIX I
                                                                   PROXY CARD



                       THE COOPER COMPANIES, INC.

        PROXY FOR ANNUAL MEETING OF STOCKHOLDERS, MARCH 18, 1999
               SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned stockholder of The Cooper Companies, Inc., a Delaware corporation, hereby appoints CAROL R. KAUFMAN, ROBERT S. WEISS and STEPHEN
C. WHITEFORD, and each of them, proxies, with full power of substitution, to vote all of the shares of common stock of The Cooper Companies, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders of The Cooper Companies, Inc. to be held at The New York Marriott East Side,
525 Lexington Avenue, New York, NY, on March 18, 1999 at 10:00 a.m., eastern standard time, and at any adjournments or postponements thereof, as set forth on the reverse, and in their discretion upon any other business that may properly come before the meeting.

     THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" ITEMS 1, 2 AND 3 AND WILL GRANT DISCRETIONARY AUTHORITY PURSUANT TO ITEM 4.

   Please MARK the proxy card, fill in the DATE and SIGN on the reverse side and return promptly in the enclosed envelope.

                            Please date, sign and mail your
                          proxy card back as soon as possible

                             Annual Meeting of Stockholders

                              THE COOPER COMPANIES, INC.

                                    March 18, 1999

    Please mark your
 [X] votes as in this
    example.

                          FOR              WITHHELD      THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR"
                      all nominees         from all                    ITEMS ONE, TWO AND THREE.
                    except as noted on     nominees
                      the line below                     Nominees:
1. ELECTION OF              [ ]                [ ]       A. Thomas Bender
   EIGHT                                                 Michael H. Kalkstein
   DIRECTORS.                                            Moses Marx
   (check one box only)                                  Donald Press
   (Instruction: To withhold authority to vote for       Steven Rosenberg
   any individual nominee(s), write that nominee's       Allan E. Rubenstein, M.D.
   name(s) on the line below:)                           Robert S. Weiss
                                                         Stanley Zinberg, M.D.
--------------------------------------------------
                                                           FOR        AGAINST     ABSTAIN
2. Amendment of the Amended and Restated
   Certificate of Incorporation to increase the            [ ]          [ ]          [ ]
   number of authorized shares of the common stock
   of the Cooper Companies, Inc. from 20,000,000 shares
   to 40,000,000 shares.


3. Ratification of the appointment of KPMG
   LLP as independent certified public                     [ ]          [ ]          [ ]
   accountants of The Cooper Companies, Inc. for
   the fiscal year ending October 31, 1999.

4. In their discretion, the proxies are authorized to vote for the election of such substitute nominee(s) for directors as such proxies may select in the event that any nominee(s) named above may become unable to serve, and on such other matters as may properly come before the Meeting or any adjournments or postponements thereof.

THIS PROXY WILL REVOKE ALL PRIOR PROXIES SIGNED BY YOU.
PLEASE COMPLETE, SIGN, DATE AND MAIL THE PROXY CARD PROMPTLY
USING THE ENCLOSED ENVELOPE.

             MARK HERE FOR ADDRESS       [ ]
            CHANGE AND NOTE CHANGE

SIGNATURE___________________________ DATE___________  SIGNATURE______________________ DATE___________

NOTE: Please date this proxy and sign your name exactly as it appears herein. In the case of joint ownership, each joint owner must sign. If signing as an executor, trustee, guardian, attorney or in any other representative capacity or as an officer of a corporation, please indicate your full title as such.



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